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                                                                      EXHIBIT 23
                                                                      ----------


                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-34789 and 2-97434) pertaining to the 1997 Stock Incentive Plan of AMETEK, Inc. and to The AMETEK Savings and Investment Plan, respectively, and in the related Prospectuses of our report dated June 12, 1998, with respect to the financial statements of The AMETEK Savings and Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1997.


                                                  /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
June 22, 1998